                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: January 5, 1999


                                DOVER CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                                   53-0257888
    (State of Incorporation)                (I.R.S. Employer Identification No.)



         280 Park Avenue, New York, NY                        10017
  (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:   (212) 922-1640



                                     1 of 3

Item 5. Other Events.

On January 5, 1999, Dover Corporation (NYSE-DOV) completed the previously announced sale of its Elevator Business to Thyssen Industrie AG for $1.1 billion. Dover will record an after-tax gain on the transaction estimated at $530 million, equal to approximately $2.35 per share.

Dover expects to report its 1998 earnings on January 20, 1999. Results for its elevator business will be treated as "Discontinued Operations" for 1998 and for prior years.

Dover reported 1997 earnings of $1.79 per share, of which $1.43 was the amount from continuing operations. The elevator business earned $.25 per Dover share in 1997 plus a one-time gain of $.11 per share from the sale of its European operations.



                                     2 of 3

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   DOVER CORPORATION


Date: January 15, 1999                             /s/ George F. Meserole
                                                   --------------------------
                                                   George F. Meserole,
                                                   Vice President, Controller



                                     3 of 3